AGREEMENT AND PLAN OF REORGANIZATION

This Agreement of Plan of Reorganization (this “Agreement”), dated as of March 21, 2014, by and between Development Capital Group, Inc., a Florida corporation (“Buyer”), Clearance.co, a California corporation (“Clearance”), the undersigned shareholders of Clearance (“Sellers”) and the directors of Buyer as set out on the signature page hereto (the “Directors”).

RECITALS

WHEREAS, Sellers own all of the issued and outstanding shares of capital stock (the “Shares”) in Clearance;

WHEREAS, Sellers wishes to sell to Buyer, and Buyer wishes to purchase from Sellers, the Shares;

WHEREAS, Buyer is willing to assume certain convertible promissory notes of Clearance;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in California are authorized or required by Law to be closed for business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Disclosure Schedules” means the Disclosure Schedules delivered by Sellers and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Effective Date” means the date of the last signatory to this Agreement.

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“Employee Benefit Plan” shall mean any (i) Employee Welfare Benefit Plan, (ii) nonqualified deferred compensation retirement plan or arrangement, or (iii) any agreement, plan, program, fund, policy, contract or arrangement providing compensation, pension, retirement, superannuation, profit sharing, thirteenth month, severance, change in control, termination indemnity, redundancy pay, bonus, incentive compensation, group insurance, death benefit, health, cafeteria, flexible benefit, medical expense reimbursement, dependent care, stock option, stock purchase, stock appreciation rights, savings, consulting, vacation pay, holiday pay, life insurance, or other employee benefit or fringe benefit plan, program or arrangement covering any employee or former employee of Clearance, and the beneficiaries and dependents of any employee or former employee, regardless of whether it is private, funded, unfunded, financed by the purchase of insurance, contributory or non- contributory.

“Employee Pension Benefit Plan” shall have the meaning set forth in Section 3(2) of ERISA.

“Employee Welfare Benefit Plan” shall have the meaning set forth in Section 3(1) of ERISA.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” shall mean any written complaint, citation, notice, demand or claim arising from or regarding or related to any actual or alleged Liability under any Environmental Law or Governmental Authorization issued thereunder, any Environmental Liabilities including any potential responsibility for assessment, response, removal, remediation, corrective action or monitoring costs under CERCLA or any similar state law, including such notice from the EPA or any Governmental Authority charged with enforcing Environmental Law, whether in the United States or a foreign jurisdiction, and any claim by any third party for personal injury, property damage, or any claims related thereto arising out of a Release, a threatened Release, or alleged exposure to Hazardous Materials.

“EPA” shall mean the United States Environmental Protection Agency.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

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“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

 “Knowledge of Sellers or Sellers’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any officer of Clearance.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” shall mean any and all debts, liabilities and obligations, of whatever kind or nature, primary or secondary, direct or indirect, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means, as applicable, any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) assets, operations or financial condition of Clearance, (b) assets, operations or financial condition of Buyer or (c) the ability of Sellers to consummate the transactions contemplated hereby on a timely basis.

“Shares” means the shares of capital stock of Clearance.

“Off-Site Location” shall mean any location where Hazardous Materials were Released prior to the Closing Date by Clearance.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by- laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

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“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Period beginning after the Closing Date. Notwithstanding anything to the contrary herein, any franchise Tax shall be allocated to the period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another period is obtained by the payment of such franchise Tax.

“Post-Closing Taxes” means Taxes due and owing by, or formally imposed on, Clearance by a Government Authority for any Post-Closing Tax Period.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

Period.

“Pre-Closing Taxes” means Taxes due and owing by, or formally imposed on, Clearance by a Government Authority for any Pre-Closing Tax

“Real Property” means the real property owned, leased or subleased by Clearance, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors/managing members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Taxes” means (a) any unclaimed property and escheat obligations and all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, combined, consolidated, unitary or similar group with respect to any Taxes for any period; and (c) any liability of for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of law or any express or implied obligation to indemnify any other Person.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Title Commitment” means a commitment for title insurance from a title company mutually agreed to by Buyer and Sellers covering the Real Property, buildings, structures, improvements and fixtures located on the Real Property together with copies of the exception documents referenced in the commitment for insurance and an updated survey of the Real Property.

“Transaction Documents” means this Agreement and other documents required to effect the Closing.

“WARN” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

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ARTICLE II

PURCHASE AND SALE

Section 2.01.  Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, all of Sellers’s right, title and interest in and to the Shares, free and clear of all Encumbrances, for the consideration specified in Section 2.02. For federal income tax purposes, it is intended that the transactions herein shall constitute a tax-free reorganization within the meaning of Section 368 of the Code.

Section 2.02.  Purchase Price. The aggregate purchase price for the Shares shall be an aggregate of 77,527,735 shares (the “Compensation Shares”) of Buyer restricted common stock (the “Purchase Price”) payable pro rata to Sellers according to their ownership of the Shares.

Section 2.03.  Assumption of Convertible Promissory Notes.  Buyer shall assume all outstanding convertible promissory notes of Clearance (“Notes”) totaling approximately $803,000 in principal amount and to amend the Notes so that they are convertible into approximately 5,781,600 of the Buyer’s shares of common stock.

Section 2.04.  Transactions to be Effected at the Closing.

(a)

At the Closing, Buyer shall deliver to Sellers:

(i)

the Purchase Price in the form of share certificates of Buyer;

(ii)

assumption agreements for the Notes;

(iii)

the other Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 7.03 of this Agreement.

(b)

At the Closing, Sellers shall deliver to Buyer:

(i)

an assignment of the Shares to Buyer in the form of Exhibit A (the “Assignment”), duly executed by Sellers;

(ii)

any required consents or assignments for the Notes to be assumed by Buyer;

(iii)

the other Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Sellers at or prior to the Closing pursuant to Section 7.02 of this Agreement.

Section 2.05.  Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at the time that closing conditions have been fulfilled or waived (the “Closing”).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS AND CLEARANCE

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, (i) each Seller represents and warrants, severally and not jointly, and (ii) Clearance represents and warrants to Buyer that the statements pertaining to that party contained in this Article III are true and correct as of the Effective Date.

Section 3.01.  Organization and Authority of Sellers. Sellers and Clearance have full power and authority to enter into this Agreement and the Assignment and the other Transaction Documents to which they are a party, to carry out their obligations under this Agreement and the Assignment and other Transaction Documents to which they are a party, and to consummate the contemplated transactions of Sellers and Clearance. The execution and delivery by Sellers and Clearance of this Agreement and the Assignment/any other Transaction Document to which they are a party, the performance of their obligations and the consummation of the contemplated transactions have been duly authorized by all requisite action on the part of Sellers and Clearance. This Agreement has been duly executed and delivered by Sellers and Clearance, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Sellers and Clearance enforceable against them in accordance with its terms.

Section 3.02.  Organization, Authority and Qualification of Clearance. Clearance is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and has power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which Clearance is licensed or qualified to do business, and Clearance is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All actions taken by Clearance in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing.

Section 3.03.  Capitalization.

(a)

Each Seller is the record owner of and has good and valid title to the Shares, free and clear of all Encumbrances, in the amounts set forth across his name on the signature page hereto. Clearance represents and warrants that the Shares constitute 100% of the total issued and outstanding Shares in Clearance, the Shares have been duly authorized and are validly issued, fully-paid and non-assessable and, upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.

(b)

Clearance represents and warrants that the Shares were issued in compliance with applicable Laws. The Shares were not issued in violation of the Organizational Documents of Clearance or any other agreement, arrangement or commitment to which Sellers or Clearance is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c)

Other than the convertible notes stated on Section 3.03(c) of the Disclosure Schedules, Clearance represents and warrants that there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any Shares in Clearance or obligating Sellers or Clearance to issue or sell any Shares (including the Shares), or any other interest, in Clearance. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

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Section 3.04.  No Subsidiaries. Clearance does not own, or have any interest in any shares or have an ownership interest in any other Person now or at any time since the organization of Clearance.

Section 3.05.  No Conflicts; Consents. The execution, delivery and performance by Sellers of this Agreement and the Assignment/the other Transaction Documents to which it is a party, and the consummation of the contemplated transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Sellers or Clearance; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Sellers or Clearance; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Sellers or Clearance is a party or by which Sellers or Clearance is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of Clearance; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of Clearance. Except as set forth in Section 3.05 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Sellers or Clearance in connection with the execution and delivery of this Agreement and the Assignment/the other Transaction Documents and the consummation of the contemplated transactions.

Section 3.06.  Financial Statements.  Section 3.06 of the Disclosure Schedule contains a true and accurate copy of the unaudited balance sheet (the “Balance Sheet”) of Clearance as of December 31, 2013 (the “Balance Sheet Date”). The Balance Sheet was prepared in accordance with GAAP on a consistent basis and fairly represents the financial condition of Clearance as of the date of preparation.

Section 3.07.  Material Contracts.

(a)

Section 3.07(a) of the Disclosure Schedules lists the material contracts of Clearance agreed to by Buyer, Sellers and Clearance, being “Material Contracts”.

(b)

Each Material Contract is valid and binding on Clearance in accordance with its terms and is in full force and effect. None of Clearance or, to Sellers’s Knowledge, any other party to the Material Contract is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract and no event or circumstance has occurred or, to Sellers’s Knowledge, will occur (including the execution of this Agreement and the consummation of the transactions contemplated herein) that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof, or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.08.  Title to Assets; Real Property.

(a)

Clearance has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets of Clearance, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for those shown on the Title Commitment and except for the following (collectively referred to as “Permitted Encumbrances”):

(i)

those items set forth in Section 3.08(a) of the Disclosure Schedules;

(ii)

liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Balance Sheet;

(iii)

mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Clearance Business;

(iv)

easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the Clearance Business; or

(v)

other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Clearance Business.

(b)

With respect to leased Real Property,  Clearance has delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property. Clearance is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of Clearance’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. There are no Actions pending nor, to the Sellers’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

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Section 3.09.  Intellectual Property.

(a)

“Intellectual Property” means all of the material intangible property and related proprietary rights, interests and protections, including such property that is owned by Clearance (“Clearance Intellectual Property”) and that in which Clearance holds exclusive or non-exclusive rights or interests granted by license from other Persons, including the Sellers (“Licensed Intellectual Property”).

(b)

Except as set forth in Section 3.09(b) of the Disclosure Schedules, Clearance owns, exclusively or jointly with other Persons, all right, title and interest in and to Clearance Intellectual Property. To Sellers’s knowledge, Clearance is in full compliance with all legal requirements applicable to Clearance Intellectual Property and Clearance’s ownership and use of the Intellectual Property.

(c)

Section 3.09(c) of the Disclosure Schedules lists all material licenses, sublicenses and other agreements whereby Clearance is granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any Licensed Intellectual Property that is used in or necessary for Clearance Business. Clearance  has provided Buyer with true and complete copies of all such agreements. All such agreements are valid, binding and enforceable between Clearance and the other parties, and Clearance and the other parties are in full compliance with the terms and conditions of the agreements.

(d)

To Clearance’s and Sellers’s knowledge, Clearance Intellectual Property and Licensed Intellectual Property as currently or formerly owned, licensed or used by Clearance Business have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person. Neither Sellers nor Clearance has received any communication, and no Action has been instituted, settled or, to Sellers’s Knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of Clearance Intellectual Property are subject to any outstanding Governmental Order.

Section 3.10. Insurance.  Section 3.10 of the Disclosure Schedules sets forth a true and complete list of all current and historical (that are in possession of Sellers) policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Clearance relating to the assets, business, operations, employees, officers and managers of Clearance (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Clearance has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. Except as set forth on Section 3.10 of the Disclosure Schedules, there are no claims related to the business of Clearance pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.

Section 3.11.  Legal Proceedings; Governmental Orders; Compliance with Laws.

(a)

Except as set forth in Section 3.11(a) of the Disclosure Schedules, there are no Actions pending or threatened (a) against or by Clearance affecting any of its properties or assets (or by or against Sellers or any Affiliate of Sellers and relating to Clearance); or (b) against or by Clearance, Sellers or any Affiliate of Sellers that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)

Except as set forth in Section 3.11(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting Clearance or any of its properties or assets.

(c)

Except as otherwise set forth in the Disclosure Schedules, Clearance is in compliance with all Laws applicable to Clearance, except to the extent that the failure to comply therewith would not have a Material Adverse Effect or materially delay or interfere with the Sellers’ ability to consummate the transactions contemplated herein.

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Section 3.12.  Employment Matters.

(a)

Section 3.12(a) of the Disclosure Schedules contains a list of all persons who are employees of Clearance as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) current annual base compensation rate; and (iv) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth in Section 3.12(a) of the Disclosure Schedules, as of the date hereof, all compensation, including wages, commissions and bonuses and employment taxes, social security payments and similar governmental payments, payable to (or for the benefit of) employees, independent contractors or consultants of Clearance for services performed on or prior to the date hereof have been paid in full (or accrued in full on in this ordinary course of business and there are no outstanding agreements, understandings or commitments of Clearance with respect to any compensation, commissions or bonuses.

(b)

To Clearance’s knowledge, it is and has been at all times up to and including the Closing Date in compliance with all applicable Laws respecting employment and employment practices, and terms and conditions of employment (including existing and prior union agreements) except, in any such case, for such non-compliance or violations as would not have in the aggregate a Material Adverse Effect.

(c)

Except as specified in the Disclosure Schedules, there are no written employment Contracts related to any employees of Clearance and no material consulting Contracts to which Clearance is a party.

(d)

Clearance has not caused any mass layoff (as defined in WARN) of any Persons working for Clearance.

(e)

Schedule 3.12(e) of the Disclosure Schedules provides a complete and accurate summary description of each Clearance Benefit Plan. True and complete copies of each of the Clearance Benefit Plans, summary plan descriptions, administration agreements, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Clearance Benefit Plan, including any amendments thereto, have been furnished or made available to Buyer.

(f)

Each Clearance Benefit Plan (and each related trust, insurance contract or funding arrangement) has been administered and operated in accordance with the terms of the controlling documents and with applicable provisions of ERISA, the Code and all other applicable Laws except as would not otherwise have a Material Adverse Effect.

(g)

All contributions due and owing to any Clearance Benefit Plan have been paid to the applicable Clearance Benefit Plan (or related trust or held in the general assets of Clearance, or accrued as appropriate on the Balance Sheet of Clearance).

(h)

There are no unresolved claims or disputes under the terms of, or in connection with, any Clearance Benefit Plan (other than routine claims for benefits) and no action, legal or otherwise, has been commenced with respect to any such claim or dispute. To the Knowledge of Clearance, no Clearance Benefit Plan is the subject of an investigation, audit, or adverse proceeding involving the PBGC, the IRS or the DOL.

(i)

The execution of this Agreement and the consummation of the transactions contemplated herein will not (A) result in any payment becoming due to any officer, director, employee or consultant of Clearance (except as otherwise disclosed in Section 3.15), (B) materially increase the benefits otherwise payable by Clearance, or (C) result in the acceleration of the time of payment or vesting of any awards or benefits under any Clearance Benefit Plan.

(j)

Since its formation, Clearance has not (A) maintained or sponsored, nor participated in, any Employee Pension Benefit Plan subject to Title IV of ERISA for any of its employees, (B) contributed to or been required to contribute to any Multiemployer Plan, or (C) maintained or contributed to any Employee Welfare Benefit Plan that provides health, medical or life insurance benefits for retired or terminated employees, their spouses or their dependents, other than in accordance with Section 4980B of the Code.

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Section 3.13.  Taxes.  Except as set forth in Section 3.13 of the Disclosure Schedules:

(a)

All Tax Returns required to be filed on or before the Closing Date by Clearance have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Clearance (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)

Clearance has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor,

customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)

No claim has been made by any taxing authority in any jurisdiction where Clearance does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction and no assessment, deficiency, or adjustment has been asserted, proposed, or, to the Knowledge of Clearance or the Sellers, threatened in writing with respect to any Taxes or Tax Returns of or with respect to Clearance.

(d)

No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Clearance. There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Clearance.

(e)

There are no Encumbrances (other than Encumbrances for current period Taxes not yet due and payable) on any of the assets of Clearance that arose in connection with any failure (or alleged failure) to pay any Tax.

(f)

There are no Tax audits or administrative or judicial proceedings are being conducted, pending, or to the Knowledge of Clearance or the Sellers, threatened with respect to Clearance.

(g)

Clearance is not a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements.

(h)

Clearance does not have any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, or by contract or otherwise.

(i)

No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Clearance.

(j)

All of the property of Clearance that is subject to property Tax has been properly listed and described on the property tax rolls of the appropriate taxing jurisdiction for all periods prior to December 31, 2013 and no portion of Clearance’s property constitutes omitted property for property tax purposes.

Section 3.14.  Books and Records. The minute books of Clearance have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. At the Closing, all of those books and records will be in the possession of Clearance.

Section 3.15.  Broker’s Fees. Clearance has not utilized a broker, finder or investment banker that is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document, except for Smed Capital Corp. pursuant to a letter agreement which has been delivered to Buyer.

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Section 3.16.  Environmental Matters. Except as set forth in Schedule 3.16 of the Disclosure Schedule:

(a)

Clearance has not caused or, to the Knowledge of the Sellers, permitted, any Hazardous Material to be used, placed, stored, or disposed of on or under any real estate owned, leased or operated by Clearance or any Off-Site Location, except in compliance with applicable Environmental Law, and it is not or has not been, to the Knowledge of the Sellers, in violation of any applicable Environmental Law or Governmental Order, except, in any such case, for such non-compliance or violation as would not have a Material Adverse Effect.

(b)

Neither the Sellers nor Clearance has received any Environmental Notice arising from or relating to the operation or conduct or the ownership or operation of any asset, the substance of which Environmental Notice has not been resolved or, if pending, would have a Material Adverse Effect.

(c)

No Government Order or proceeding has been issued or is pending against, or to the Knowledge of the Sellers is threatened in writing against, the Sellers or Clearance relating to a violation of any applicable Environmental Law or Governmental Authorization or to any Environmental Liability including a Release of Hazardous Materials, except, in any such case, for such violation or Environmental Liability as would not have a Material Adverse Effect.

(d)

There has not been any accident or sudden unintended incident in connection with the Sellers’s ownership or the operation of Clearance which has resulted, to the Knowledge of the Sellers, in exposure of any Person to any Hazardous Material which is reasonably expected to form the basis of a claim for damages or compensation which would have a Material Adverse Effect.

(e)

There has been no Release of any Hazardous Materials in violation of applicable Environmental Laws or in a manner that would give rise to any Environmental Liabilities, except for any Environmental Liabilities which would not have a Material Adverse Effect.

(f)

Clearance shall deliver or otherwise make available to Buyer, upon Buyer’s request, copies and results of any material reports, studies, correspondence, analyses, tests or monitoring, possessed by or in the control of Buyer or its environmental consultants with respect to any Environmental Liabilities.

Section 3.17.  Liabilities. To the knowledge of Sellers there are, and as of the Closing, there will be, no liabilities of Clearance other than (a) Current Liabilities set forth on the Balance Sheet identified in Section 3.06, (b) Liabilities arising out of or relating to matters identified in any of the Disclosure Schedules and (c) Current Liabilities incurred in the ordinary course of business as would be or would have been permitted under Section 5.01 whether prior to the date hereof or hereafter. To the knowledge of Sellers, since January 1, 2014, there has, and as of the Closing Date, there will have, with respect to Clearance been no change, event, occurrence or circumstance that, individually or in the aggregate with any other changes, events, occurrences or circumstances, has had a Material Adverse Effect.

Section 3.18.  Conduct of Business. Since January 1, 2014, except as set forth in Section 3.18 of the Disclosure Schedule or as otherwise permitted pursuant to Section 5.01, Clearance has and, as of the Closing, will have:

(a)

Conducted the business of Clearance in the ordinary and usual course of day-to-day operations, substantially consistent in nature, scope and magnitude with the past practices of Clearance, including pursuing other business opportunities as disclosed to Buyer from time to time;

(b)

Not sold, disposed of or otherwise transferred any interests in any material assets of Clearance;

(c)

Not increased the compensation, bonus, commissions or fee arrangements payable or to become payable by Clearance to its employees, except as consistent with its past practices;

(d)

Not entered into, amended, modified or terminated any new or existing Contract other than in the ordinary course of business or as otherwise mutually agreed by the Parties; and

(e)

Not incurred any additional Indebtedness or accrued any additional liabilities other than trade indebtedness incurred in the ordinary course of business consistent with past practices or as otherwise mutually agreed by the Parties.

Section 3.19  Shares are Restricted.  Each Seller understands that the Shares are being issued in reliance of an exemption from the Securities Act of 1933, as amended.  To that end, each Seller represents and warrants that (i) it is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, (ii) . Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and (iii) that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable and (iv) the certificate representing the Shares will bear a legend setting forth the restrictions above.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Sellers that the statements contained in this Article IV are true and correct as of the Effective Date.

Section 4.01. Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Florida. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations and to consummate the contemplated transactions. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations and the consummation by Buyer of the contemplated transactions have been duly authorized by its board of directors. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party to the Transaction Documents), the Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 4.02. No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the contemplated transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Buyer is a party or by which Buyer is bound or to which any of its respective properties and assets are subject (including any Buyer Material Contract) or any Permit affecting the properties, assets or business of Buyer; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of Buyer. Except as set forth in Section 4.02 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Assignment/the other Transaction Documents and the consummation of the contemplated transactions.

Section 4.03. Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.05. Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.07. No Knowledge of Misrepresentations or Omissions. Buyer has had the opportunity and has reviewed all due diligence information of Clearance and Sellers as disclosed to Buyer. Buyer is not aware that any of the representations and warranties or certificates of Sellers and Clearance and Disclosure Schedule (including updated schedules to the extent delivered) are untrue or incorrect, individually or in the aggregate, in any respect, and do, individually or in the aggregate, contain any material errors in, or material omissions from, the Disclosure Schedule to this Agreement which would result in a material misrepresentation to Buyer; provided, however, that Buyer shall have no responsibility for the accuracy of such due diligence information, representations or warranties.

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Section 4.08.  Capital Structure.

(a)

The authorized capital stock of Buyer consists entirely of 500,000,000 shares of common stock, $.001 par value, of which a total of 28,015,000 shares are issued and outstanding as of the date hereof.  Except for the foregoing, no shares common stock or any other class of securities are authorized, issued or outstanding.  Buyer holds no treasury shares.  An aggregate of 5,781,600 shares of common stock are reserved and authorized for issuance pursuant to the Notes.

(b)

The issuance of the Compensation Shares has been duly authorized by the Buyers Board of Directors and, when issued pursuant to the terms of this Agreement, (i) will be issued in compliance with applicable Laws, (ii) will not be issued in violation of the Organizational Documents of Buyer or any other agreement, arrangement or commitment to which Buyer is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c)

Other than the Notes stated on Section 4.08 of the Disclosure Schedules, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any capital shares in Buyer or obligating Buyer to issue or sell any capital shares, or any other interest, in Buyer. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital shares of Buyer.

Section 4.09.  Public Filings.  The Buyer has timely filed all of its current and periodic filings (“Public Filings”) with the US Securities and Exchange Commission (the “SEC”) on a timely basis and no such filings are currently delinquent.  The Public Filings do not contain material misstatements or omissions to Buyer’s knowledge.  The audited and unaudited financial information in the Public Filings are accurate as of, and for, the periods reported to Buyer’s knowledge.

Section 4.10.  Material Contracts.

(a)

Section 4.10(a) of the Disclosure Schedules lists the material contracts of Buyer, being “Buyer Material Contracts”.

(b)

Each Buyer Material Contract is valid and binding on Buyer in accordance with its terms and is in full force and effect. None of Buyer or any other party to the Buyer Material Contract is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Buyer Material Contract and no event or circumstance has occurred or will occur (including the execution of this Agreement and the consummation of the transactions contemplated herein) that, with notice or lapse of time or both, would constitute an event of default under any Buyer Material Contract or result in a termination thereof, or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Buyer Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 4.11.  Title to Assets; Real Property.

(a)

Buyer has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets of Buyer, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for those shown on the Title Commitment and except for the following (collectively referred to as “Permitted Encumbrances”):

(i)

those items set forth in Section 4.11(a) of the Disclosure Schedules;

(ii)

liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Balance Sheet;

(iii)

mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Buyer Business;

(iv)

easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the Buyer Business; or

(v)

other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Buyer Business.

(b)

With respect to leased Real Property, Buyer has delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property. Buyer is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of Buyer’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. There are no Actions pending nor, to the Buyer’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

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Section 4.12.  Intellectual Property.

(a)

“Intellectual Property” means all of the material intangible property and related proprietary rights, interests and protections, including such property that is owned by Buyer (“Buyer Intellectual Property”) and that in which Buyer holds exclusive or non-exclusive rights or interests granted by license from other Persons (“Licensed Intellectual Property”).

(b)

Except as set forth in Section 3.12(b) of the Disclosure Schedules, Buyer owns, exclusively or jointly with other Persons, all right, title and interest in and to Buyer Intellectual Property. Buyer is in full compliance with all legal requirements applicable to Buyer Intellectual Property and Buyer’s ownership and use of the Intellectual Property.

(c)

Section 4.12(c) of the Disclosure Schedules lists all material licenses, sublicenses and other agreements whereby Buyer is granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any Licensed Intellectual Property that is used in or necessary for Buyer Business. Buyer has provided Buyer with true and complete copies of all such agreements. All such agreements are valid, binding and enforceable between Buyer and the other parties, and Buyer and the other parties are in full compliance with the terms and conditions of the agreements.

(d)

To Buyer’s knowledge, Buyer Intellectual Property and Licensed Intellectual Property as currently or formerly owned, licensed or used by Buyer Business have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person. Buyer has not received any communication, and no Action has been instituted, settled or, to Buyer‘s Knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of Buyer Intellectual Property are subject to any outstanding Governmental Order.

Section 4.13. Insurance.  Section 4.13 of the Disclosure Schedules sets forth a true and complete list of all current and historical policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Buyer relating to the assets, business, operations, employees, officers and managers of Buyer (collectively, the “Buyer Insurance Policies”) and true and complete copies of such Buyer Insurance Policies have been made available to Buyer. Such Buyer Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Buyer has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Buyer Insurance Policies. All premiums due on such Buyer Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Buyer Insurance Policy. Except as set forth on Section 3.10 of the Disclosure Schedules, there are no claims related to the business of Buyer pending under any such Buyer Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.

Section 4.14.  Legal Proceedings; Governmental Orders; Compliance with Laws.

(a)

Except as set forth in Section 4.14(a) of the Disclosure Schedules, there are no Actions pending or threatened (a) against or by Buyer affecting any of its properties or assets; or (b) against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)

Except as set forth in Section 4.14(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting Buyer or any of its properties or assets.

(c)

Except as otherwise set forth in the Disclosure Schedules, Buyer is in compliance with all Laws applicable to Buyer, except to the extent that the failure to comply therewith would not have a Material Adverse Effect or materially delay or interfere with the Buyer’s ability to consummate the transactions contemplated herein.

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Section 4.15.  Employment Matters.

(a)

Section 4.15(a) of the Disclosure Schedules contains a list of all persons who are employees of Buyer as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) current annual base compensation rate; and (iv) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth in Section 4.15(a) of the Disclosure Schedules, as of the date hereof, all compensation, including wages, commissions and bonuses and employment taxes, social security payments and similar governmental payments, payable to (or for the benefit of) employees, independent contractors or consultants of Buyer for services performed on or prior to the date hereof have been paid in full (or accrued in full on in this ordinary course of business and there are no outstanding agreements, understandings or commitments of Buyer with respect to any compensation, commissions or bonuses.

(b)

To Buyer’s knowledge, Buyer is and has been at all times up to and including the Closing Date in compliance with all applicable Laws respecting employment and employment practices, and terms and conditions of employment (including existing and prior union agreements) except, in any such case, for such non-compliance or violations as would not have in the aggregate a Material Adverse Effect.

(c)

Except as specified in the Disclosure Schedules, there are no written employment Contracts related to any employees of Buyer and no material consulting Contracts to which Buyer is a party.

(d)

Buyer has not caused any mass layoff (as defined in WARN) of any Persons working for Buyer.

(e)

Schedule 4.15(e) of the Disclosure Schedules provides a complete and accurate summary description of each Buyer Benefit Plan. True and complete copies of each of the Buyer Benefit Plans, summary plan descriptions, administration agreements, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Buyer Benefit Plan, including any amendments thereto, have been furnished or made available to Buyer.

(f)

Each Buyer Benefit Plan (and each related trust, insurance contract or funding arrangement) has been administered and operated in accordance with the terms of the controlling documents and with applicable provisions of ERISA, the Code and all other applicable Laws except as would not otherwise have a Material Adverse Effect.

(g)

All contributions due and owing to any Buyer Benefit Plan have been paid to the applicable Buyer Benefit Plan (or related trust or held in the general assets of Buyer, or accrued as appropriate on the Balance Sheet of Buyer).

(h)

There are no unresolved claims or disputes under the terms of, or in connection with, any Buyer Benefit Plan (other than routine claims for benefits) and no action, legal or otherwise, has been commenced with respect to any such claim or dispute. To the Knowledge of Buyer, no Buyer Benefit Plan is the subject of an investigation, audit, or adverse proceeding involving the PBGC, the IRS or the DOL.

(i)

The execution of this Agreement and the consummation of the transactions contemplated herein will not (A) result in any payment becoming due to any officer, director, employee or consultant of Buyer (except as otherwise disclosed in Section 4.15), (B) materially increase the benefits otherwise payable by Buyer, or (C) result in the acceleration of the time of payment or vesting of any awards or benefits under any Buyer Benefit Plan.

(j)

Since its formation, Buyer has not (A) maintained or sponsored, nor participated in, any Employee Pension Benefit Plan subject to Title IV of ERISA for any of its employees, (B) contributed to or been required to contribute to any Multiemployer Plan, or (C) maintained or contributed to any Employee Welfare Benefit Plan that provides health, medical or life insurance benefits for retired or terminated employees, their spouses or their dependents, other than in accordance with Section 4980B of the Code.

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Section 4.16.  Taxes.  Except as set forth in Section 4.16 of the Disclosure Schedules:

(a)

All Tax Returns required to be filed on or before the Closing Date by Buyer have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Buyer (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)

Buyer has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor,

customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)

No claim has been made by any taxing authority in any jurisdiction where Buyer does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction and no assessment, deficiency, or adjustment has been asserted, proposed, or, to the Knowledge of Buyer, threatened in writing with respect to any Taxes or Tax Returns of or with respect to Buyer.

(d)

No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Buyer. There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Buyer.

(e)

There are no Encumbrances (other than Encumbrances for current period Taxes not yet due and payable) on any of the assets of Buyer that arose in connection with any failure (or alleged failure) to pay any Tax.

(f)

There are no Tax audits or administrative or judicial proceedings are being conducted, pending, or to the Knowledge of Buyer, threatened with respect to Buyer.

(g)

Buyer is not a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements.

(h)

Buyer does not have any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, or by contract or otherwise.

(i)

No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Buyer.

(j)

All of the property of Buyer that is subject to property Tax has been properly listed and described on the property tax rolls of the appropriate taxing jurisdiction for all periods prior to December 31, 2013 and no portion of Buyer’s property constitutes omitted property for property tax purposes.

Section 4.17.  Books and Records. The minute books of Buyer have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. At the Closing, all of those books and records will be in the possession of Buyer.

Section 4.18.  Broker’s Fees. Buyer has not utilized a broker, finder or investment banker that is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document,

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Section 4.19.  Environmental Matters. Except as set forth in Schedule 3.16 of the Disclosure Schedule:

(a)

Buyer has not caused or permitted, any Hazardous Material to be used, placed, stored, or disposed of on or under any real estate owned, leased or operated by Buyer or any Off-Site Location, except in compliance with applicable Environmental Law, and it is not or has not been in violation of any applicable Environmental Law or Governmental Order, except, in any such case, for such non-compliance or violation as would not have a Material Adverse Effect.

(b)

Buyer has not received any Environmental Notice arising from or relating to the operation or conduct or the ownership or operation of any asset, the substance of which Environmental Notice has not been resolved or, if pending, would have a Material Adverse Effect.

(c)

No Government Order or proceeding has been issued or is pending against, or to the Knowledge of the Buyer is threatened in writing against, the Buyer relating to a violation of any applicable Environmental Law or Governmental Authorization or to any Environmental Liability including a Release of Hazardous Materials, except, in any such case, for such violation or Environmental Liability as would not have a Material Adverse Effect.

(d)

There has not been any accident or sudden unintended incident in connection with the Buyer’s ownership or the operation of Buyer which has resulted, to the Knowledge of the Buyer, in exposure of any Person to any Hazardous Material which is reasonably expected to form the basis of a claim for damages or compensation which would have a Material Adverse Effect.

(e)

There has been no Release of any Hazardous Materials in violation of applicable Environmental Laws or in a manner that would give rise to any Environmental Liabilities, except for any Environmental Liabilities which would not have a Material Adverse Effect.

(f)

Buyer shall deliver or otherwise make available to Buyer, upon Buyer’s request, copies and results of any material reports, studies, correspondence, analyses, tests or monitoring, possessed by or in the control of Buyer or its environmental consultants with respect to any Environmental Liabilities.

Section 4.20.  Liabilities. There are, and as of the Closing, there will be, no liabilities of Buyer other than (a) Current Liabilities set forth on the most recent balance sheet provided in a Public Filing, (b) Liabilities arising out of or relating to matters identified in any of the Disclosure Schedules and (c) Current Liabilities incurred in the ordinary course of business as would be or would have been permitted under Section 5.01 whether prior to the date hereof or hereafter. Since January 1, 2014, there has, and as of the Closing Date, there will have, with respect to Buyer been no change, event, occurrence or circumstance that, individually or in the aggregate with any other changes, events, occurrences or circumstances, has had a Material Adverse Effect.

Section 4.21.  Conduct of Business. Since January 1, 2014, except as set forth in Section 3.18 of the Disclosure Schedule or as otherwise permitted pursuant to Section 5.01, Buyer has and, as of the Closing, will have:

(a)

Conducted the business of Buyer in the ordinary and usual course of day-to-day operations, substantially consistent in nature, scope and magnitude with the past practices of Buyer, including pursuing other business opportunities as disclosed to Buyer from time to time;

(b)

Not sold, disposed of or otherwise transferred any interests in any material assets of Buyer;

(c)

Not increased the compensation, bonus, commissions or fee arrangements payable or to become payable by Buyer to its employees, except as consistent with its past practices;

(d)

Not entered into, amended, modified or terminated any new or existing Contract other than in the ordinary course of business or as otherwise mutually agreed by the Parties; and

(e)

Not incurred any additional Indebtedness or accrued any additional liabilities other than trade indebtedness incurred in the ordinary course of business consistent with past practices or as otherwise mutually agreed by the Parties.

Section 4.22.  Not a Shell Company.  Buyer is not a “shell company” as that term is defined under Rule 12b-2 of the Securities Exchange Act of 1934.

Section 4.23.  Cash Assets.  As of the date hereof, Buyer has cash in bank accounts equal to approximately $266,692.

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ARTICLE V

COVENANTS

Section 5.01. Conduct of Business Prior to the Closing.  From the Effective Date until the Closing, except as otherwise provided in this Agreement or consented to in writing by, as applicable, Buyer or Clearance and the Sellers (which consent shall not be unreasonably withheld or delayed):

(i)

Sellers shall, and shall cause Clearance, to conduct the business of Clearance in the ordinary course of the Clearance Business consistent with past practice and use reasonable best efforts to maintain and preserve intact the current organization and business of Clearance and to preserve the rights, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with Clearance and

(ii)

Buyer shall conduct the business of Buyer in the ordinary course of the Buyer Business consistent with past practice and use reasonable best efforts to maintain and preserve intact the current organization and business of Buyer and to preserve the rights, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with Buyer.

Section 5.02. Buyer Diligence Review.  From the Effective Date until the Closing, Clearance and Buyer shall (a) afford the other Parties and their Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to Clearance and Buyer, as applicable, in a manner that does not disrupt any business of Clearance or Buyer; (b) furnish the other Parties and their Representatives with such financial, operating and other data and information related to Clearance or Buyer as the other Parties or any of their Representatives may reasonably request; and (c) instruct its Representatives to cooperate with it’s the other Party’s investigation.

Section 5.03. No Solicitation of Other Bids.  Until the Closing Date, neither Sellers nor Clearance will, nor shall Sellers or Clearance authorize or encourage any investment bankers, consultants or other advisors to Sellers or Clearance to, or permit any officer, director, employee, agent or other representative of Sellers or Clearance to, solicit, initiate, or encourage (including by way of furnishing non-public information) the submission of any proposal or offer from any person (or participate in any negotiations of any proposal or offer with any person or group other than Buyer and its Affiliates) relating to any (i) acquisition of assets of Clearance, (ii) acquisition of beneficial ownership of any shares of Clearance, or (iii) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Clearance (any such proposal or offer an “Acquisition Proposal”). For purposes of clarity, in response to any inquiry or other communication regarding an Acquisition Proposal Sellers or Clearance may refer the person making the Acquisition Proposal to this Section and state that Sellers and Clearance are subject to the requirements of this Section, which referral shall not be a breach of this Section.

Until the Closing Date, Buyer will not, and Buyer shall not authorize or encourage any investment bankers, consultants or other advisors to Buyer to, or permit any officer, director, employee, agent or other representative of Buyer to, solicit, initiate, or encourage (including by way of furnishing non-public information) the submission of any proposal or offer from any person (or participate in any negotiations of any proposal or offer with any person or group other than Clearance and its Affiliates) relating to any (i) acquisition of assets of Buyer, (ii) acquisition of beneficial ownership of any shares of Buyer, or (iii) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Buyer (any such proposal or offer an “Buyer Acquisition Proposal”). For purposes of clarity, in response to any inquiry or other communication regarding an Buyer Acquisition Proposal, Buyer may refer the person making the Buyer Acquisition Proposal to this Section and state that Buyer is subject to the requirements of this Section, which referral shall not be a breach of this Section.

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Section 5.04. Notice of Certain Events.  From the date hereof until the Closing, all parties shall promptly notify the other in writing of:

(i)

any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on it, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by it hereunder not being materially true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;

(ii)

any notice or other communication from any Person alleging that the consent of the Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)

any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)

any Actions commenced or, to that party’s Knowledge, threatened against, relating to or involving or otherwise affecting that party that, if pending on the Effective Date, would have been required to have been disclosed pursuant to Section 3.11 or Section 4.14 (as applicable) or that relates to the consummation of the transactions contemplated by this Agreement.

Section 5.06. [reserved]

Section 5.07. Confidentiality. From and after the Closing, each party shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning it and the other parties, except to the extent that such party can show that the information (a) is generally available to and known by the public through no fault of its own, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by such party, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a party or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, that party shall promptly notify the other parties in writing and shall disclose only that portion of such information which it is advised by its counsel in writing is legally required to be disclosed, provided that such party shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.08. Books and Records.

(a)

Retention of Clearance Records. In order to facilitate the resolution of any claims made against or incurred by Sellers prior to the Closing, or for any other reasonable purpose, for a period of five years after the Closing, Buyer shall:

(i)         retain the books and records (including personnel files) of Clearance relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Clearance; and

(ii)        upon reasonable notice, afford the Representatives of Sellers reasonable access (including the right to make, at Sellers’s expense, photocopies), during normal business hours, to such books and records; provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VI.

(b)        Certain Access Restricted. Buyer shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 5.08 where such access would violate any Law.

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ARTICLE VI

TAX MATTERS

Section 6.01. Tax Covenants.

(a)

Without the prior written consent of the other parties, which consent shall not be unreasonably withheld or conditioned, no party  shall, to the extent it may affect, or relate to, such party, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of such party in respect of any Post-Closing Tax Period.

(b)

Sellers shall prepare, or cause to be prepared, all Tax Returns required to be filed by Clearance after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Sellers to Buyer (together with schedules, statements and, to the extent requested by Sellers, supporting documentation) at least 30 days prior to the due date (including extensions) of such Tax Return. If Buyer objects to any item on any such Tax Return, it shall, within ten days after delivery of such Tax Return, notify Sellers in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Sellers shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Sellers are unable to reach such agreement within ten days after receipt by Sellers of such notice, the disputed items shall be resolved by a nationally recognized accounting firm selected by Sellers and reasonably acceptable to Buyer (the “Accounting Referee”) and any determination by the Accounting Referee shall be final. The Accounting Referee shall resolve any disputed items within twenty days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Referee is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Sellers and then amended to reflect the Accounting Referee’s resolution. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Sellers. The preparation and filing of any Tax Return of Clearance that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

Section 6.02.

Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon either of Clearance and Buyer shall be terminated as of the Closing Date. After such date neither Buyer, Clearance, Sellers nor any of their Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 6.03.

Tax Indemnification. Sellers shall indemnify Clearance and Buyer for (a) any Loss paid by Buyer or Clearance after final determination attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.13 (determined without regard to any materiality qualifier or any scheduled items) or covenant set forth in this Article VI; (b) all Taxes of Clearance or relating to the business of Clearance for all Pre-Closing Tax Periods (determined in accordance with Section 6.04 in the case of a Straddle Period); (c) all Taxes for Pre-Closing Tax Periods of any member of any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes of which Clearance is or was a member on or prior to the Closing Date by reason of Treasury Regulation Section 1.1502-6(a) or any analogous or similar foreign, state or local law; or (d) all Taxes for Pre-Closing Tax Periods of any other Person for which Clearance is or has been liable as a transferee or successor, by contract or otherwise; provided, however, no indemnification shall be due until any tax items in dispute are finally resolved.

Buyer shall indemnify Sellers for (a) any Loss paid by Buyer after final determination attributable to any breach of or inaccuracy in any representation or warranty made in Section 4.16 (determined without regard to any materiality qualifier or any scheduled items) or covenant set forth in this Article VI; (b) all Taxes of Buyer or relating to the business of Buyer for all Pre-Closing Tax Periods (determined in accordance with Section 6.04 in the case of a Straddle Period); (c) all Taxes for Pre-Closing Tax Periods of any member of any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes of which Buyer is or was a member on or prior to the Closing Date by reason of Treasury Regulation Section 1.1502-6(a) or any analogous or similar foreign, state or local law; or (d) all Taxes for Pre-Closing Tax Periods of any other Person for which Buyer is or has been liable as a transferee or successor, by contract or otherwise; provided, however, no indemnification shall be due until any tax items in dispute are finally resolved.

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Section 6.04. Contests. Each party agrees to give written notice to the other parties within 20 days of the receipt of any written notice by such party or any of its Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by that party pursuant to this Article VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect such party’s right to indemnification hereunder for such Tax Claim except to the extent the other parties have been prejudiced by such failure to comply. Sellers shall control the contest or resolution of any Tax Claim, provided, however, that Sellers shall obtain the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Buyer shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Buyer.

Section 6.05. Cooperation and Exchange of Information. Sellers and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of Clearance. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Sellers and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Clearance for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Clearance for any taxable period beginning before the Closing Date, Sellers or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 6.06. Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article VI shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 6.07. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.13, Section 4.16 and this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

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ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01. Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of Sellers and Clearance having received all consents, authorizations, orders and approvals and Buyer shall have received all consents, authorizations, orders and approvals, in each case, in form and substance reasonably satisfactory to Buyer and Sellers, and no such consent, authorization, order and approval shall have been revoked.

Section 7.02. Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver in Buyer’s discretion, at or prior to the Closing, of each of the following conditions:

(a)

No Material Adverse Effects. Between the Effective Date and the Closing, there shall be no Material Adverse Effect in the operations or condition of Clearance’s assets or the financial condition or liabilities (as reflected in Clearance’s Balance Sheet or otherwise) of Clearance other than such expenditures, business arrangements and changes in operations as mutually agreed by the parties prior to Closing and as provided in this Agreement. From the Effective Date, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b)

Representation and Warranties. The representations and warranties of Sellers and Clearance contained in this Agreement, the Assignment and the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(c)

Compliance. The parties shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by Sellers prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the parties shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(d)

No Restraining Actions. No Action shall have been commenced against Buyer, Sellers or Clearance, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any contemplated transaction.

(e)

Delivery of Assignment. Sellers shall have duly executed and delivered the Assignment to Buyer.

(f)

Transaction Documents. The other Transaction Documents shall have been executed and delivered and true and complete copies of the executed Transaction Documents shall have been delivered to Buyer.

(g)

Receipt of Officer Certificates. Buyer shall have received a standard certificate of a duly authorized officer of Clearance certifying the documents and signatures for the Transaction and that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied.

(h)

Receipt of Clearance Good Standing Certificate. Clearance shall have delivered to Buyer a good standing certificate from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which Clearance is organized.

(i)

Notes. Clearance shall have delivered to Buyer the consents and assignments of the Notes, as well as proof of termination of the Clearance stock option plan and all options issued thereunder.

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Section 7.03 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’s waiver, at or prior to the Closing, of each of the following conditions:

(a)

No Material Adverse Effects. Between the Effective Date and the Closing, there shall be no Material Adverse Effect in the operations or condition of Buyer’s assets or the financial condition or liabilities (as reflected in Buyer’s Balance Sheet or otherwise) of Buyer other than such expenditures, business arrangements and changes in operations as mutually agreed by the parties prior to Closing and as provided in this Agreement. From the Effective Date, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b)

Representations and Warranties. The representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant to this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Effective Date and on and as of the Closing Date with the same effect as though made at and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(c)

Compliance. Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents, to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(d)

No Restraining Actions. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material contemplated transaction. There shall be no pending or threatened proceeding by Governmental Authority or, the knowledge of Sellers, by any other third party, to materially restrain, prohibit or otherwise materially interfere with or obtain substantial monetary damages (not otherwise covered by insurance) in connection with the consummation of the transactions contemplated herein.

(e)

Transaction Documents. The other Transaction Documents shall have been executed and true and complete copies shall have been delivered to Sellers.

(f)

Officer’s Certificate. Sellers shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) has been satisfied.

(g)

Shares. Buyer shall have delivered the shares certificates in an amount equal to the Purchase Price

(h)

Notes Assignment Agreements. Buyer shall have delivered executed assignment agreements for Clearance’s Notes (totaling approximately $803,000).

(i)

Resignation Letter.  Buyer shall deliver to Clearance and the Sellers a resignation letter of Jonathan Lindsay from his officer position of Chief Executive Officer (in the form of Exhibit B hereto).

(j)

Board Resolutions. Buyer shall deliver to Clearance and Sellers a unanimous board resolution of Buyer authorizing (a) the issuance of the Compensation Shares, (b) accepting the resignation of Jonathan Lindsay as CEO, Secretary and Chief Financial Officer and Chairman of the Board of Directors (but not as a Director), (c) setting the size of the board at four members, (d) appointing Shahbod Rastegar as a Director and the Chairman of the Board of Directors, Chief Executive Officer and Secretary, (e) appointing Andrew Fleischer as Director, Chief Financial Officer and Treasurer, (f) approving the transfer of the cash assets described in Section 7.03(i), and (g) the assumption of notes issued by Clearance convertible into shares of Clearance common stock totaling approximately $803,000 and the issuance of the shares into which the Notes will now be convertible.

Section 7.04

Post-Closing Covenant. Cash Transfer. Within five days of Closing, Buyer shall provide Clearance and Sellers with proof of the initiation of the wire transfer of all $150,000 of cash assets to the bank account of Clearance as set out below:

Bank of America

15314 W. Sunset Blvd.

Pacific Palisades, CA 90272

Telephone: 310-573-4660

Routing # 026009593

Account # 325019006398

Swift Code: BOFAUS3N

Name of Company: Clearance.co

9190 W. Olympic Blvd.

Beverly Hills, CA 90212

Telephone: 310-459-6417

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ARTICLE VIII

INDEMNIFICATION

Section 8.01. Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.13 and Section 4.16 which are subject to Article VI) shall survive the Closing and shall remain in full force and effect until the date that is two years from the Closing Date. All covenants and agreements of the parties contained in this Agreement (other than any covenants or agreements contained in Article VI which are subject to Article VI) shall survive the Closing until completed or two years after Closing. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not be barred by the expiration of the relevant representation or warranty and the claims shall survive until finally resolved.

Section 8.02. Indemnification By Sellers. Subject to the other terms and conditions of this Article VIII, Sellers shall indemnify and defend each of Buyer and its Affiliates (including Clearance) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement or in any certificate or instrument delivered by or on behalf of Sellers pursuant to this Agreement (other than in respect of Section 3.13, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to Article VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any breach, violation or failure of Article VI shall be pursuant to Article VI).

Section 8.03. Indemnification By Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend each of Sellers and its Affiliates and their respective Representatives (collectively, the “Sellers Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Sellers Indemnitees based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement (other than in respect of Section 4.16, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to Article VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any breach, violation or failure of Article VI shall be pursuant to Article VI).

Section 8.04. Indemnification Procedures. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom the claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

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(a)

Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against the Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice, but in any event not later than 30 calendar days after receipt of the notice of the Third Party Claim. The failure to give prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of the failure or the right to make the claim has expired. The notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in the defense; provided, that if the Indemnifying Party is Sellers, the Indemnifying Party shall not have the right to defend or direct the defense of any Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of Clearance, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take the action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense of the claim. The fees and disbursements of the counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend the Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of the Third Party Claim, the Indemnified Party may, subject to Section 8.04(b), pay, compromise, defend the Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to the Third Party Claim. Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.07) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)

Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.04(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to the offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to the firm offer within ten days after its receipt of the notice, the Indemnified Party may continue to contest or defend the Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to the Third Party Claim shall not exceed the amount of the settlement offer. If the Indemnified Party fails to consent to the firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in the firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.04(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)

Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice of the Direct Claim, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give the prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except if the right to indemnification shall have expired, and except only to the extent that the Indemnifying Party forfeits rights or defenses by reason of the failure. The notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of the notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving the information and assistance (including access to Clearance’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within the 30 day period, the Indemnifying Party shall be deemed to have rejected the claim, in which case the Indemnified Party shall be free to pursue the remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)

Cooperation. Upon a reasonable request by the Indemnifying Party, each Indemnified Party seeking indemnification under this Agreement in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of the Direct Claim. Any costs or expenses associated with taking the actions shall be included as Losses.

(e)

Tax Claims. Notwithstanding any other provision of this Agreement, (a) the control of any claim, assertion, event or proceeding in respect of Taxes of Clearance (including, but not limited to, any claim in respect of a breach of the representations and warranties in Section 3.13 or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VI) and (b) the control of any claim, assertion, event or proceeding in respect of Taxes of Clearance (including, but not limited to, any claim in respect of a breach of the representations and warranties in Section 3.13 or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VI), both of which shall be governed exclusively by Article VI.

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Section 8.05. Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of the final, non-appealable adjudication by wire transfer of immediately available funds. The Buyer and Sellers agree that should an Indemnifying Party not make full payment of any of the obligations within the 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date the payment has been made at a rate per annum equal to 10%. The interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.

Section 8.06. Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement, unless specifically provided otherwise, shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.07. Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives should have known that any such representation or warranty is, was or might be inaccurate.

Section 8.08. Exclusive Remedies. Subject to Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article VI and this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement it may have against the other parties and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in Article VI and this Article VIII. Nothing in this Section 8.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

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ARTICLE IX

TERMINATION

Section 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of Sellers and Buyer;

(b)

by Buyer by written notice to Sellers if, Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, or inaccuracy in a representation or warranty under Article III by Sellers or a material failure to perform any covenant made by Sellers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Sellers within ten (10) days of Sellers’s receipt of written notice of the breach from Buyer.

(c)

by Sellers by written notice to Buyer if Sellers is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and the breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer’s receipt of written notice of the breach from Sellers; or

(d)

by Buyer or Sellers in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and the Governmental Order shall have become final and non-appealable.

Section 9.02. Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except that nothing in this Agreement shall relieve any party to this Agreement from liability for any willful breach of any provision of this Agreement.

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ARTICLE X MISCELLANEOUS

Section 10.01. Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the costs and expenses, whether or not the Closing shall have occurred.

Section 10.02. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. The communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Sellers/Clearance: Attn. Shahbod Rastegar

 9190 W. Olympic Blvd.

 Beverly Hills, CA 90212

 Telephone: 310-459-6417

with a copy to:

 William S. Rosenstadt

 Sanders Ortoli Vaughn-Flam Rosenstadt LLP

 501 Madison Avenue

 New York, NY 10022

 212-588-0022

 wsr@sovrlaw.com

If to Buyer:

Development Capital Group, Inc.

6815 BISCAYNE BLVD., SUITE 419

MIAMI FL 33138

with a copy to:

Scott Olson, Esq.

sdoesq@gmail.com

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Section 10.03. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means the agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by its provisions; and (z) to a statute means the statute as amended from time to time and includes any successor legislation and any regulations promulgated under the statute. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to in this Agreement shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable the term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the contemplated transactions are consummated as originally contemplated to the greatest extent possible.

Section 10.06. Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained in this Agreement, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to the subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Buyer may assign its rights or obligations under this Agreement to a wholly-owned subsidiary of the Buyer without the prior written consent of Sellers. No assignment shall relieve the assigning party of any of its obligations under this Agreement.

Section 10.08. No Third-party Beneficiaries. Except as provided in Section 6.03 and Article VIII, this Agreement is for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party to this Agreement. No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by the written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver of this Agreement; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of this Agreement or the exercise of any other right, remedy, power or privilege.

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Section 10.10. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of California.

(b)

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE COUNTY OF LOS ANGELES, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS IN ANY SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO A PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY OF THOSE COURTS. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN THOSE COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY OF THOSE COURTS THAT THE SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THOSE COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) THE PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) THE PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.10(c).

Section 10.11. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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ARTICLE XI

Directors

Section 11.01.  Representations and Warranties. Each of the Directors represents in his individual capacity that the representations and warranties of Buyer are complete and accurate as of the date that they were made.

Section 11.02.  Covenants. To the best of their ability, each Director agrees that he shall use his best efforts to cause Buyer to undertake those action that Buyer has agreed to take in connection with this Agreement and to refrain from taking all actions that Buyer has agreed not to take in connection with this Agreement.  Each Director agrees that, except for the transfer of funds to Clearance to take place upon Closing, he shall take none of the following actions between Closing and his resignation on the date set out in the Resignation Letters:

(a)

cause Buyer or any of its subsidiaries to take on additional liabilities, including the issuance of debt and the entry into contracts;

(b)

cause the Buyer or any of its subsidiaries to transfer any assets, including the Buyer Intellectual Property, cash and any property;

(c)

cause the Buyer or any of its subsidiaries to issue any securities, including debt, equity or any securities convertible into debt or equity;

(d)

rescind or revoke the resignation of Jonathan Lindsay as CEO or the acceptance thereof;

(e)

remove or appoint any officers or directors of Buyer or any of its subsidiaries (other than as set out herein).

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date below by their respective duly authorized officers.

Sellers:

Seller Name	Shares Owned by Seller	Compensation Shares to be Issued to Seller

Invictus Labs, Inc /s/ Brian Muir Date: March 31, 2014	750,000	5,400,000

Shahbod Rastegar /s/ Shahbod Rastegar Date: March 31, 2014	6,250,000	45,000,000

Paul Skinner /s/ Paul Skinner Date: March 31, 2014	1,000,000	7,200,000

Tropic Management Systems, Ltd. /s/ Kevin Wall Date: March 31, 2014	1,000,000	7,200,000

Vistra Trust (Singapore) PTE. LIMITED as trustee of the Spinel Trust /s/ Bryan Goh /s/ Tan Yie Ying Date: March 31, 2014	1,000,000	7,200,000

Robert Reist /s/ Robert Reist Date: March 31, 2014	73,291	527,695

SMED Capital Corp. /s/ Kristian Andresen Date: March 31, 2014	694,450	5,000,040

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IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

Clearance:

Clearance.co,

a California corporation

/s/ Shahbod Rastegar
________________________

Shahbod Rastegar

President and sole director

Buyer:

Developmental Capital Group, Inc.,

a Florida corporation

/s/ Joseph Ricard
_______________________

Joseph Ricard

President

Directors of Buyer:

/s/ Johnathan Lindsay
___________________

Jonathan Lindsay

/s/ Joseph Ricard

___________________

Joseph Ricard

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Exhibit A

Form of Assignment

Exhibit B

Form of Resignation Letter

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